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                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                 AMX CORPORATION
                               (the "Corporation")

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE ONE

         The name of the Corporation is AMX Corporation.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 3, 1999, so as to amend the name of the Corporation. Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

         "The name of the Corporation is Panja Inc."

                                  ARTICLE THREE

         The number of shares of the Corporation outstanding at the time of such adoption was 8,486,553, and the number of shares entitled to vote thereon was 8,486,553.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 6,457,428; and the number of shares voted against such amendment was 14,474.

                                  ARTICLE FIVE

         The amendment does not involve any exchange, reclassification or cancellation of issued shares of the Corporation.

                                   ARTICLE SIX

         The amendment does not effect a change in the amount of stated capital of the Corporation.

Dated:    September 3, 1999


                                        AMX CORPORATION
                                        A Texas Corporation

                                        By: /s/ Joe Hardt
                                           -------------------------------------
                                            Joe Hardt, President and Chief
                                            Executive Officer